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                                                                   Exhibit 10.1

                                 CRDENTIA CORP.

                         EXECUTIVE EMPLOYMENT AGREEMENT

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         This Executive Employment Agreement (the "AGREEMENT"), dated March 22,
2004 (the "EFFECTIVE DATE"), is between Crdentia Corp., a Delaware corporation (the "COMPANY") and William S. Leftwich, an individual residing at 521 Spinner Road, De Soto, Texas 75115 ("EXECUTIVE").

1.       POSITION AND RESPONSIBILITIES

         a. POSITION. Executive is employed by the Company to render services to the Company in the position of Chief Financial Officer and Secretary. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. To the extent not inconsistent with the express terms of this Agreement, Executive shall abide by the rules, regulations, and practices for the Company's senior management as adopted or modified from time to time in the Company's sole discretion.

         b. OTHER ACTIVITIES. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that interferes with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company.

         c. NO CONFLICT. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2.       COMPENSATION AND BENEFITS

         a. BASE SALARY. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of One Hundred Seventy Five Thousand Dollars ($175,000) per year ("BASE SALARY"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Company; provided, however, that the Company may not reduce Executive's Base Salary unless the base salaries of all executive employees holding the position of vice president or above are reduced by the same percentage as Executive's Base Salary.

         b. STOCK OPTION(S). In consideration of the services to be rendered hereunder, upon the requisite approval of the Company's board of directors, Executive shall be entitled to receive an option to purchase up to 331,512

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shares of the Company's common stock ("Common Stock") at an exercise price per share equal to the then current fair market value as determined by the board of directors. Such option shall be evidenced by, and subject to the terms and conditions set forth in, the form of Stock Option Agreement which is attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT").

         c. BENEFITS. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated Executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company's sole discretion.

         d. BONUS PROGRAM. Executive shall be eligible to participate in the Bonus Program made generally available to the Company's Executives ("BONUS PROGRAM"), such participation to be at a level consistent with similarly-situated Executives and in accordance with the terms of the Bonus Program established by the Company, and as may be amended from time to time in the Company's sole discretion.

         e. EXPENSES. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement guidelines.

3.       AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

         a. AT-WILL TERMINATION BY COMPANY. The employment of Executive shall be "at-will" at all times. The Company may terminate Executive's employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination by the Company, all obligations of the Company under this Agreement shall cease, unless Executive's employment is terminated without Cause, in which case the Company shall provide Executive with the severance benefits described in Section 3(b) below.

         b. SEVERANCE. Except in situations where the employment of Executive is terminated For Cause or By Disability (as defined in Section 4 below), in the event that the Company terminates the employment of Executive at any time, or upon Executive's death, Executive will be eligible to receive an amount, payable in a lump sum, equal to (i) one (1) month of Base Salary of the Executive plus
(ii) two (2) weeks of Base Salary of the Executive for each full month of employment in excess of six (6) months of employment beginning on the Effective Date, up to an aggregate maximum of amount (with respect to subsections (i) and (ii)) of twelve (12) months of Base Salary. For purposes of such calculation, "Base Salary" shall refer to the greater of (i) $175,000 per year or (ii) Executive's then current base salary on the termination date (plus the amount of any cash bonus received by Executive for the prior year, if any). Executive's eligibility for severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit B. Executive shall not be entitled to any severance payments if Executive's employment is terminated For Cause, By Death or By Disability (as defined in Section 4 below) or if Executive's employment is terminated by Executive without Good Reason (in accordance with Section 5 below).

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4.       OTHER TERMINATIONS BY COMPANY

         a. TERMINATION FOR CAUSE. For purposes of this Agreement, "For Cause" shall mean: (i) Executive is indicted for or charged with a crime involving dishonesty, breach of trust, or physical harm to any person (provided, however, that the foregoing shall not include any misdemeanor resulting from harm caused by Executive to another person through the operation of a motor vehicle); (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach (if curable) is not cured within thirty days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company that is consistent with the terms of this Agreement, which breach is not cured within sixty (60) days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which failure (if curable) is not cured within sixty (60) days after written notice to Executive from the Company. Except for the notices required above, the Company may terminate Executive's employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

         b. BY DEATH. Executive's employment shall terminate automatically upon Executive's death. The Company shall pay to Executive's beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive's heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

         c. BY DISABILITY. If Executive becomes eligible for the Company's long term disability benefits or if, in the sole opinion of a qualified medical doctor in Executive's municipality of residence selected by the Company but otherwise not affiliated with the Company or its senior management, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety
(90) consecutive days or more than one hundred and twenty (120) days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive's employment. The Company shall pay to Executive all compensation to which Executive is entitled through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive's rights under any disability plan in which Executive is a participant.

5. TERMINATION BY EXECUTIVE

         a. AT-WILL TERMINATION BY EXECUTIVE. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon ninety
(90) days' advance written notice. During such notice period Executive shall continue to diligently perform all of Executive's duties hereunder. The Company shall have the option, in its sole discretion, to make Executive's termination

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effective at any time prior to the end of such notice period as long as the
Company pays Executive all compensation to which Executive is entitled up through the last day of the ninety (90) day notice period. Thereafter all obligations of the Company shall cease.

         b. TERMINATION FOR GOOD REASON. Executive's termination shall be for "Good Reason" if Executive provides written notice to the Company of the Good Reason within thirty (30) days of the event constituting Good Reason and provides the Company with a period of thirty (30) days to cure the event constituting Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, "Good Reason" shall mean any of the following events, if such event is effected by the Company without the consent of Executive: (i) a change in Executive's position with the Company which materially reduces Executive's level of responsibility; (ii) a reduction in Executive's Base Salary, except for reductions in accordance with Section 2(a) hereof; (iii) a relocation of Executive's principal place of employment by more than fifty (50) miles (excluding any relocation to Dallas, Texas); or (iv) a material breach of this Agreement by the Company. In such event Executive may terminate his employment for Good Reason, in which case Executive will be eligible to receive an amount, payable in the form of a lump sum, equal to (i) one (1) month of Base Salary of the Executive plus (ii) two (2) weeks of Base Salary of the Executive for each full month of employment in excess of six (6) months of employment beginning on the Effective Date, up to an aggregate maximum of amount (with respect to subsections (i) and (ii)) of twelve (12) months of Base Salary. For purposes of such calculation, "Base Salary" shall refer to the greater of (i) $175,000 per year or (ii) Executive's Base Salary on the termination date (plus the amount of any cash bonus received by Executive for the prior year, if any). Executive's eligibility for severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit B. Thereafter all obligations of the Company or its successor under this Agreement shall cease.

6.       TERMINATION OBLIGATIONS

         a. RETURN OF PROPERTY. Executive agrees that all property (including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive's employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

         b. RESIGNATION AND COOPERATION. Upon termination of Executive's employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, subject to Executive's receiving reasonable and customary compensation, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company, at the Company's expense, in the defense of any action brought by any third party against the Company that relates to Executive's employment by the Company.

         c. CONTINUING OBLIGATIONS. Executive understands and agrees that Executive's obligations under Sections 6, 7, and 8 herein (including Exhibits C and D) shall survive the termination of Executive's employment for any reason and the termination of this Agreement.

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7. INVENTIONS AND PROPRIETARY INFORMATION; NON COMPETITION; PROHIBITION ON THIRD
PARTY INFORMATION

         a. PROPRIETARY INFORMATION AGREEMENT. Executive agrees to sign and be bound by the terms of the Proprietary Information and Inventions Agreement, which is attached as Exhibit C ("PROPRIETARY INFORMATION AGREEMENT").

         b. NON-COMPETITION. As an inducement for the Company's entering into this Agreement and in consideration of the Company's agreement to furnish Executive with certain confidential and proprietary information regarding the Company pursuant to Exhibit C, Executive covenants that commencing on the Effective Date and for a period ending eighteen (18) months following the termination of Executive's employment with the Company (the "TERM"), Executive shall not, directly or indirectly, manage, engage in, operate or conduct, prepare to or plan to conduct or assist any person or entity to conduct any business, or have any controlling interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, member, security holder, creditor, consultant or in any other capacity) whose revenue is generated principally from a business which is competitive with the Business anywhere in the United States (the "TERRITORY"). As used herein, the term "Business" shall refer to the business of the company and its subsidiaries of operating a temporary nurse staffing company, including, without limitation, the provision of travel and per diem temporary nurse staffing services. The covenants set forth in this Section 7(b) shall be construed as a series of separate covenants covering their subject matter in each of the separate states within the Territory, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 7(b). To the extent that any such covenant shall be judicially unenforceable in any one or more states in the United States, such covenant shall not be affected with respect to each of such other states in the Territory. Each covenant with respect to such state in the Territory shall be construed as severable and independent.

         c. NON-SOLICITATION; NON-DISPARAGEMENT. Executive acknowledges that because of Executive's position in the Company, Executive will have access to material intellectual property and confidential information. During the Term (as previously defined), in addition to Executive's other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company or its subsidiaries any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person engaged by the Company or any of its subsidiaries (as an agent, employee, consultant, or in any other capacity) to terminate his or her employment, consultancy or other relationship with the Company or its subsidiaries. In addition, Executive will not disparage the Company or any of its stockholders, directors, employees or agents (collectively the "COMPANY REPRESENTATIVES"), and neither the Company nor the Company Representatives will disparage Executive.

         d. NON-DISCLOSURE OF THIRD PARTY INFORMATION. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and

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agrees that any violation of this provision shall be grounds for Executive's immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

         e. REASONABLENESS OF RESTRICTIONS. EXECUTIVE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTION 7 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY AND ITS ASSETS AND PROPERTIES, INCLUDING, WITHOUT LIMITATION, THE BUSINESS. IF ANY COVENANT IN SECTION 7 IS HELD TO BE UNREASONABLE, ARBITRARY, OR AGAINST PUBLIC POLICY, SUCH COVENANT WILL BE CONSIDERED TO BE DIVISIBLE WITH RESPECT TO SCOPE, TIME, AND GEOGRAPHIC AREA, AND SUCH LESSER SCOPE, TIME, OR GEOGRAPHIC AREA, OR ALL OF THEM, AS A COURT OF COMPETENT JURISDICTION MAY DETERMINE TO BE REASONABLE, NOT ARBITRARY, AND NOT AGAINST PUBLIC POLICY, WILL BE EFFECTIVE, BINDING AND ENFORCEABLE AGAINST THE EXECUTIVE.

8.       ARBITRATION

         Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit D.

9.       AMENDMENTS; WAIVERS; REMEDIES

         This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

10.      ASSIGNMENT; BINDING EFFECT

         a. ASSIGNMENT. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

         b. BINDING EFFECT. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and

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assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

11.      NOTICES

         All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be notify the Company in writing of any change in Executive's address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company's Notice Address:

14111 Dallas Parkway, Suite 600
Dallas, Texas  75240
Attention:  Chief Executive Officer

Executive's Notice Address:

521 Spinner Road
De Soto, Texas  75115

12.      SEVERABILITY

         If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

13.      TAXES

         All amounts payable to Executive under this Agreement (including, without limitation, Executive's Base Salary and any bonuses and severance pay) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

14.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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15.      INTERPRETATION

         This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

16.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

17.      AUTHORITY

         Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

18.      ENTIRE AGREEMENT

         This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive's employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Stock Option Agreement attached as Exhibit A, the Proprietary Information Agreement attached as Exhibit C and the Arbitration Agreement attached as Exhibit D). By executing this Agreement, the parties intend to amend and restate the terms of that certain Employment Agreement by and between the Company and Executive dated on or about November 7, 2003. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive's duties, position, or compensation will not affect the validity or scope of this Agreement.

19.      INJUNCTIVE RELIEF AND TERMINATION.

         a. GENERAL. Executive acknowledges and agrees that (i) the covenants and restrictions contained in Section 7 of this Agreement are necessary, fundamental and required for the protection of the Business, (ii) such covenants relate to matters which are of a special, unique and extraordinary character that gives each of such covenants a special, unique and extraordinary value; and
(iii) the Company will suffer irreparable harm in the event that Executive breaches any of his obligations under Section 7 hereof, and that monetary damages shall be inadequate to compensate the Company for any such breach. Executive agrees that in the event of any breach or threatened breach by Executive of any of the provisions of Section 7 hereof, the Company shall be

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entitled to a temporary restraining order, preliminary injunction and/or permanent injunction in order to prevent or restrain any such breach or threatened breach by Executive, or by any or all of Executive's agents, representatives or other persons directly or indirectly acting for, on behalf of or with Executive, and the Company will not be obligated to post bond or other security in seeking such relief.

         b. NO LIMITATION OF REMEDIES. Notwithstanding the provisions set forth in Section 19(a) above, or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 19, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

20.      EXECUTIVE ACKNOWLEDGEMENT

         EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO THIS AGREEMENT FREELY BASED ON EXECUTIVE'S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CRDENTIA CORP.:                               EXECUTIVE:



By:  /s/ Pamela Atherton                      By:  /s/ William S. Leftwich
     -----------------------------                 ----------------------------
Name:    Pamela Atherton                               William S. Leftwich
Title:   President


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